EX-99.CODE ETH

                                 CODE OF ETHICS

              FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

                            OF THE OPPENHEIMER FUNDS

                          AND OF OPPENHEIMERFUNDS, INC.


     This Code of Ethics for Principal Executive and Senior Financial Officers (referred to in this document as the "Code") has been adopted by each of the investment companies for which OppenheimerFunds, Inc. or one of its subsidiaries or affiliates (referred to collectively in this document as "OFI") acts as investment adviser (individually, a "Fund" and collectively, the "Funds"), and by OFI to effectuate compliance with Section 406 under the Sarbanes-Oxley Act of 2002 and the rules adopted to implement Section 406.

     This Code applies to each Fund's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions ("Covered Officers"). A listing of positions currently within the ambit of Covered Officers is attached as EXHIBIT A.(1)

1.   PURPOSE OF THE CODE
     -------------------

This Code sets forth standards and procedures that are reasonably designed to deter wrongdoing and promote:

     o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     o full, fair, accurate, timely, and understandable disclosure in reports and documents that a Fund files with, or submits to, the U.S. Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

     o   compliance with applicable governmental laws, rules and regulations;

     o the prompt internal reporting of violations of this Code to the Code Administrator identified below; and

     o   accountability for adherence to this Code.
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(1) The obligations imposed by this Code on Covered Officers are separate from and in addition to any obligations that may be imposed on such persons as Covered Persons under the Code of Ethics adopted by the Oppenheimer Funds dated May 15, 2002, under Rule 17j-1 of the Investment Company Act of 1940, as amended and any other code of conduct applicable to Covered Officers in whatever capacity they serve. This Code does not incorporate by reference any provisions of the Rule 17j-1 Code of Ethics and accordingly, any violations or waivers granted under the Rule 17j-1 Code of Ethics will not be considered a violation or waiver under this Code.

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     In general, the principles that govern honest and ethical conduct, including the avoidance of conflicts of interest between personal and professional relationships, reflect, at the minimum, the following: (1) the duty at all times in performing any responsibilities as a Fund financial officer, controller, accountant or principal executive officer to place the interests of the Funds ahead of personal interests; (2) the fundamental standard that Covered Officers should not take inappropriate advantage of their positions; (3) the duty to assure that a Fund's financial statements and reports to its shareholders are prepared honestly and accurately in accordance with applicable rules, regulations and accounting standards; and (4) the duty to conduct the Funds' business and affairs in an honest and ethical manner. Each Covered Officer should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

     It is acknowledged that, as a result of the contractual relationship between each Fund and OFI, of which the Covered Officers are also officers or employees, and subject to OFI's fiduciary duties to each Fund, the Covered Officers will, in the normal course of their duties, be involved in establishing policies and implementing decisions that will have different effects on OFI and the Funds. It is further acknowledged that the participation of the Covered Officers in such activities is inherent in the contractual relationship between each Fund and OFI and is consistent with the expectations of the Board of Trustees/Directors of the performance by the Covered Officers of their duties as officers of the Funds.

2.       PROHIBITIONS
         ------------

     The specific provisions and reporting requirements of this Code are concerned primarily with promoting honest and ethical conduct and avoiding conflicts of interest in personal and professional relationships. No Covered Officer may use information concerning the business and affairs of a Fund, including the investment intentions of a Fund, or use his or her ability to influence such investment intentions, for personal gain to himself or herself, his or her family or friends or any other person or in a manner detrimental to the interests of a Fund or its shareholders.

     No Covered Officer may use his or her personal influence or personal relationships to influence the preparation and issuance of financial reports of a Fund whereby the Covered Officer would benefit personally to the detriment of the Fund and its shareholders.

     No Covered Officer shall intentionally for any reason take any action or fail to take any action in connection with his or her official acts on behalf of a Fund that causes the Fund to violate applicable laws, rules and regulations.

     No Covered Officer shall, in connection with carrying out his or her official duties and responsibilities on behalf of a Fund:

     (i) employ any device, scheme or artifice to defraud a Fund or its shareholders;

     (ii) intentionally cause a Fund to make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the

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           circumstances under which they are made, not misleading in its official documents, regulatory filings, financial statements or communications to the public;

     (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Fund or its shareholders;

     (iv)  engage in any manipulative practice with respect to any Fund;

     (v) use his or her personal influence or personal relationships to influence any business decision, investment decisions, or financial reporting by a Fund whereby the Covered Officer would benefit personally to the detriment of the Fund or its shareholders;

     (vi) intentionally cause a Fund to fail to comply with applicable laws, rules and regulations, including failure to comply with the requirement of full, fair, accurate, understandable and timely disclosure in reports and documents that a Fund files with, or submits to, the SEC and in other public communications made by the Fund;

     (vii) intentionally mislead or omit to provide material information to the Fund's independent auditors or to the Board of Trustees/Directors or the officers of the Fund or its investment adviser in connection with financial reporting matters;

     (viii)fail to notify the Code Administrator or the Chief Executive Officer of the Fund or its investment adviser promptly if he or she becomes aware of any existing or potential violations of this Code or applicable laws;

     (ix) retaliate against others for, or otherwise discourage the reporting of, actual or apparent violations of this Code; or

     (x) fails to acknowledge or certify compliance with this Code if requested to do so.

3.       REPORTS OF CONFLICTS OF INTERESTS
         ---------------------------------

     If a Covered Officer becomes aware of a conflict of interest under this Code or, to the Covered Officer's reasonable belief, the appearance of one, he or she must immediately report the matter to the Code's Administrator. If the Code Administrator is involved or believed to be involved in the conflict of interest or appearance of conflict of interest, the Covered Officer shall report the matter directly to the OFI's Chief Executive Officer.

     Upon receipt of a report of a conflict, the Code Administrator will take prompt steps to determine whether a conflict of interest exists. If the Code Administrator determines that an actual conflict of interest exists, the Code Administrator will take steps to resolve the conflict. If the Code Administrator determines that the appearance of a conflict exists, the Code Administrator will take appropriate steps to remedy such appearance. If the Code Administrator determines that no conflict or appearance of a conflict exists, the Code Administrator shall meet with the Covered Officer to advise him or her of such finding and of his or her reason for taking no action. In lieu of determining whether a conflict or appearance of conflict exists, the Code


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Administrator may in his or her discretion refer the matter to the Fund's Board of Trustees/Directors.

4.       WAIVERS
         -------

     Any Covered Officer requesting a waiver of any of the provisions of this Code must submit a written request for such waiver to the Code Administrator, setting forth the basis of such request and all necessary facts upon which such request can be evaluated. The Code Administrator shall review such request and make a written determination thereon, which shall be binding. The Code Administrator may in reviewing such request, consult at his discretion with legal counsel to OFI or to the Fund.

     In determining whether to waive any of the provisions of this Code, the Code Administrator shall consider whether the proposed waiver:

     (i)   is prohibited by this Code;

     (ii)  is consistent with honest and ethical conduct; and

     (iii) will result in a conflict of interest between the Covered Officer's personal and professional obligations to a Fund.

     In lieu of determining whether to grant a waiver, the Code Administrator in his or her discretion may refer the matter to the appropriate Fund's Board of Trustees/Directors.

5.       REPORTING REQUIREMENTS
         ----------------------

     (a) Each Covered Officer shall, upon becoming subject to this Code, be provided with a copy of this Code and shall affirm in writing that he or she has received, read, understands and shall adhere to this Code.

     (b) At least annually, all Covered Officers shall be provided with a copy of this Code and shall certify that they have read and understand this Code and recognize that they are subject thereto.

     (c) At least annually, all Covered Officers shall certify that they have complied with the requirements of this Code and that they have disclosed or reported any violations of this Code to the Code Administrator or the Chief Executive Officer of the Fund or its investment adviser.

     (d) The Code Administrator shall submit a quarterly report to the Board of Trustees/Directors of each Fund containing (i) a description of any report of a conflict of interest or apparent conflict and the disposition thereof; (ii) a description of any request for a waiver from this Code and the disposition thereof; (iii) any violation of the Code that has been reported or found and the sanction imposed;
           (iv) interpretations issued under the Code by the Code


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           Administrator; and (v) any other significant information arising under the Code including any proposed amendments.

     (e) Each Covered Officer shall notify the Code Administrator promptly if he or she knows of or has a reasonable belief that any violation of this Code has occurred or is likely to occur. Failure to do so is itself a violation of this Code.

     (f) Any changes to or waivers of this Code, including "implicit" waivers as defined in applicable SEC rules, will, to the extent required, be disclosed by the Code Administrator or his or her designee as provided by applicable SEC rules.(2)

6.       ANNUAL RENEWAL
         --------------

     At least annually, the Board of Trustees/Directors of each Fund shall review the Code and determine whether any amendments (including any amendments that may be recommended by OFI or the Fund's legal counsel) are necessary or desirable, and shall consider whether to renew and/or amend the Code.

7.       SANCTIONS
         ---------

     Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by OFI as may be deemed appropriate under the circumstances to achieve the purposes of this Code and may include, without limitation, a letter of censure, suspension from employment or termination of employment, in the sole discretion of OFI.

8.       ADMINISTRATION AND CONSTRUCTION
         -------------------------------

     (a) The administration of this Code of Ethics shall be the responsibility of OFI's General Counsel or his designee as the "Code Administrator" of this Code, acting under the terms of this Code and the oversight of the Trustees/Directors of the Funds.

     (b)   The duties of such Code Administrator will include:

         (i) Continuous maintenance of a current list of the names of all Covered Officers;

         (ii) Furnishing all Covered Officers a copy of this Code and initially and periodically informing them of their duties and obligations thereunder;

         (iii) Maintaining or supervising the maintenance of all records required by this Code, including records of waivers granted hereunder;

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(2) An "implicit waiver" is the failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to the General Counsel, the Code Administrator, an executive officer of the Fund or OFI.

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         (iv)    Issuing interpretations of this Code which appear to the Code
                 Administrator to be consistent with the objectives of this Code and any applicable laws or regulations;

         (v) Conducting such inspections or investigations as shall reasonably be required to detect and report any violations of this Code, with his or her recommendations, to the Chief Executive Officer of OFI and to the Trustees/Directors of the affected Fund(s) or any committee appointed by them to deal with such information; and

         (vi) Periodically conducting educational training programs as needed to explain and reinforce the terms of this Code.

     (c) In carrying out the duties and responsibilities described under this Code, the Code Administrator may consult with legal counsel, who may include legal counsel to the applicable Funds, and such other persons as the Administrator shall deem necessary or desirable. The Code Administrator shall be protected from any liability hereunder or under any applicable law, rule or regulation, for decisions made in good faith based upon his or her reasonable judgment.

9.       REQUIRED RECORDS
         ----------------

     The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records for the period required by applicable SEC rules (currently six years following the end of the fiscal year of OFI in which the applicable event or report occurred):

     (a)   A copy of any Code which has been in effect during the period;

     (b) A record of any violation of any such Code and of any action taken as a result of such violation, during the period;

     (c) A copy of each annual report pursuant to the Code made by a Covered Officer during the period;

     (d) A copy of each report made by the Code Administrator pursuant to this Code during the period;

     (e) A list of all Covered Officers who are or have been required to make reports pursuant to this Code during the period, plus those person(s) who are or were responsible for reviewing these reports;

     (f) A record of any request to waive any requirement of this Code, the decision thereon and the reasons supporting the decision; and

     (g) A record of any report of any conflict of interest or appearance of a conflict of interest received by the Code Administrator or discovered by the Code Administrator during the period, the decision thereon and the reasons supporting the decision.
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10.      AMENDMENTS AND MODIFICATIONS
         ----------------------------

     This Code may not be amended or modified except by an amendment in writing which is approved or ratified by OFI and by a majority vote of the Independent Trustees/Directors of each of the applicable Funds.

11.      CONFIDENTIALITY.
         ----------------

     This Code is identified for the internal use of the Funds and OFI. Reports and records prepared or maintained under this Code are considered confidential and shall be maintained and protected accordingly to the extent permitted by applicable laws, rules and regulations. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Trustees/Directors of the affected Fund(s) and their counsel, the independent auditors of the affected Funds and/or OFI, and to OFI, except as such disclosure may be required pursuant to applicable judicial or regulatory process.



Dated as of: June 25, 2003

Adopted by Board I of the Oppenheimer Funds
June 13, 2003

/S/ ROBERT G. ZACK
------------------
Robert G. Zack, Secretary


Adopted by Board II of the Oppenheimer/Centennial Funds
June 24, 2003

/S/ ROBERT G. ZACK
------------------
Robert G. Zack, Secretary


Adopted by Board III of the Oppenheimer Funds
June 9, 2003

/S/ ROBERT G. ZACK
------------------
Robert G. Zack, Secretary


Adopted by Board IV of the Oppenheimer Funds
May 21, 2003

/S/ ROBERT G. ZACK
------------------
Robert G. Zack, Secretary
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Adopted by the Boards of Directors of
OppenheimerFunds, Inc. and its subsidiaries and affiliates
that act as investment adviser to the Oppenheimer or Centennial funds
June 1, 2003


/S/ ROBERT G. ZACK
------------------
Robert G. Zack, Senior Vice President and General Counsel




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Exhibit A


Positions Covered by this Code of Ethics for Senior Officers


EACH OPPENHEIMER OR CENTENNIAL FUND
-----------------------------------
Principal Executive Officer
Principal Financial Officer
Treasurer
Assistant Treasurer


PERSONNEL OF OFI WHO BY VIRTUE OF THEIR JOBS PERFORM CRITICAL FINANCIAL AND
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ACCOUNTING FUNCTIONS FOR OFI ON BEHALF OF A FUND, INCLUDING:
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Treasurer
Senior Vice President/Fund Accounting
Vice President/Fund Accounting